For Period ended 05/31/03                           Series 1, 2, 3, 4, 7, 8, 10
File Number 811-4019

Sub-Item 77Q3:  Exhibits
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Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the following are additional sub-custodians for the series' listed above:

Sub-custodian:     BankBoston, N.A.
Foreign Country:   Uruguay
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     Citibank, N.A.
Foreign Country:   Venezuela
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     The Hongkong and Shanghai Banking Corporation Limited
Foreign Country:   Vietnam
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     Barclays Bank of Zambia Limited
Foreign Country:   Zambia
Type of Custody:   Foreign Custodian Rule 17f-5

Sub-custodian:     Barclays Bank of Zimbabwe Limited
Foreign Country:   Zimbabwe
Type of Custody:   Foreign Custodian Rule 17f-5